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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        As independent petroleum engineers, we hereby consent to the inclusion of information included or incorporated by reference in this Amendment No. 1 to the Registration Statement on Form S-4 with respect to the information from our firm's reserves report for Petrohawk Energy Corporation dated January 31, 2011, which information has been included or incorporated by reference in this Amendment No. 1 to the Registration Statement on Form S-4 in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to the reference to this firm under the heading "Experts" in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ G. LANCE BINDER G. Lance Binder, P.E. Executive Vice President
Dallas, Texas August 15, 2011

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS